UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 5, 2006

                             Berkshire Bancorp Inc.
               (Exact name of registrant as specified in charter)

          Delaware                     01-13649                  94-2563513
(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)

    160 Broadway, New York, New York                                   10038
 (Address of Principal Executive Offices)                            (Zip Code)

        Registrant's telephone number, including area code (212) 791-5362

                                       N/A
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing.

      On September 5, 2006, Berkshire Bancorp Inc. (the "Company") was informed in a telephone call by a member of the staff of Nasdaq (which was followed by a letter from Nasdaq dated September 8, 2006) that, due to the previously reported resignation of Thomas V. Guarino from the Company's board of directors, the Company was no longer in compliance with the requirements for listing on The Nasdaq Global Market under Marketplace Rule 4350(d)(2)(A), which requires that the Company's audit committee be comprised of at least three independent directors. The Company intends to remedy this non-compliance on or before the Company's next annual meeting of shareholders, currently planned for May 2007, as provided in Marketplace Rule 4350(d)(4). The Company is currently searching for an appropriate qualified independent candidate for the vacancy on the Company's board of directors and audit committee.

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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 BERKSHIRE BANCORP INC.

Date:    September 11, 2006
                                                 By:  /s/ Steven Rosenberg
                                                      --------------------------
                                                 Name:    Steven Rosenberg
                                                 Title:   President

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